UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2013

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2013, PennyMac Mortgage Investment Trust (the “Company”), through its wholly-owned subsidiary, PennyMac Corp. (“PMC”), entered into an amendment to its master repurchase agreement, dated November 7, 2011, by and among Bank of America, N.A. (“BANA”), PMC, the Company and PennyMac Operating Partnership, L.P. (the “Operating Partnership”) (the “Repurchase Agreement”).

Pursuant to the terms of the Repurchase Agreement, PMC may sell to, and later repurchase from, BANA newly originated residential mortgage loans that are purchased from correspondent lenders by PMC and held for sale and/or securitization.  The principal amount paid by BANA for each eligible mortgage loan is based on a percentage of the lesser of the market value, unpaid principal balance, purchase price or takeout price of such mortgage loan.  Upon PMC’s repurchase of a mortgage loan, it is required to repay BANA the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase.  The maximum aggregate purchase price provided for in the Repurchase Agreement is $300 million, $100 million of which is committed.  The Repurchase Agreement is committed for a period of 364 days, and the obligations of PMC are fully guaranteed by the Company and the Operating Partnership.  The mortgage loans are serviced by PennyMac Loan Services, LLC.  Other material terms of the Repurchase Agreement and related guaranty are described more fully in the Company’s Current Report on Form 8-K filed on November 14, 2011.

Under the terms of the amendment, the maturity date of the Repurchase Agreement was extended to January 2, 2014.  The amendment also increased the amount of liquidity the Company and its subsidiaries are required to maintain in the aggregate, as of the end of each calendar month, from $20 million to $30 million, $20 million of which must be in unrestricted cash and cash equivalents.  For the purposes of the Repurchase Agreement, the “liquidity” of the Company and its subsidiaries includes unused capacity available under committed whole loan repurchase agreements to the extent of the unencumbered collateral eligible to be pledged thereunder.  In addition, the amendment increased the tangible net worth required to be maintained by the Company and PMC to $860 million and $150 million, respectively.

The Company, through PMC, is required to pay BANA a fee for the structuring of the amendment, as well as certain other administrative costs and expenses.  All other terms and conditions of the Repurchase Agreement and the related guaranty remain the same in all material respects.

The foregoing description of the amendment to the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed with this Current Report on Form 8-K as Exhibit 1.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amendment No. 2 to Master Repurchase Agreement, dated as of January 3, 2013, among Bank of America, N.A., PennyMac Corp., PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: January 7, 2013	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Amendment No. 2 to Master Repurchase Agreement, dated as of January 3, 2013, among Bank of America, N.A., PennyMac Corp., PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P.